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                                                                     Exhibit 4.1

                              VORNADO REALTY TRUST

                             ARTICLES SUPPLEMENTARY

                   $3.25 SERIES A CONVERTIBLE PREFERRED SHARES
                    (LIQUIDATION PREFERENCE $50.00 PER SHARE)


                  Vornado Realty Trust, a Maryland real estate investment trust (the "Trust"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Under a power contained in Article VI of the Amended and Restated Declaration of Trust of the Trust (the "Declaration"), the Board of Trustees of the Trust (the "Board of Trustees"), by informal action in lieu of a special meeting, dated April 3, 1997, classified and designated 5,750,000 shares (the "Shares") of the Preferred Stock, no par value per share (as defined in the Declaration), as shares of Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share ("Series A Preferred Shares"), with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, which upon any restatement of the Declaration, shall be deemed to be part of Article VI of the
Declaration:


                  SECTION 1. NUMBER OF SHARES AND DESIGNATION. This series of Preferred Stock shall be designated as Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share (the "Series A Preferred Shares"), and 5,750,000 shall be the number of shares of Preferred Stock constituting such series.

                  SECTION 2. DEFINITIONS. For purposes of the Series A Preferred Shares, the following terms shall have the meanings indicated:

                  "Act" shall have the meaning set forth in paragraph (g) of
         Section 5 hereof.

                  "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series A Preferred Shares.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.


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                  "Redemption Date" shall have the meaning set forth in
         paragraph (b) of Section 5 hereof.

                  "Common Shares" shall mean the common shares of beneficial interest of the Trust, par value $.04 per share.

                  "Constituent Person" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

                  "Conversion Price" shall mean the conversion price per Common Share for which the Series A Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to Section 7 hereof. The initial conversion price shall be $72.75 (equivalent to a conversion rate of 0.68728 Common Shares for each Series A Preferred Share).

                  "Current Market Price" of publicly traded Common Shares or any other class of shares of beneficial interest or other security of the Trust or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer of the Trust or the Board of Trustees.

                  "Dividend Payment Date" shall mean the first calendar day of January, April, July and October, in each year, commencing on July 1, 1997; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

                  "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period,


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         which shall commence on the Issue Date and end on and include June 30,
         1997).

                  "Fair Market Value" shall mean the average of the daily Current Market Prices per Common Share during the five (5) consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

                  "Issue Date" shall mean the first date on which any Series A Preferred Shares are issued and sold.

                  "Junior Shares" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust constituting junior stock within the meaning set forth in paragraph (c) of Section 9 hereof.

                  "Liquidation Preference" shall have the meaning set forth in paragraph (a) of Section 4 hereof.

                  "Non-Electing Share" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

                   "Parity Shares" shall have the meaning set forth in paragraph
         (b) of Section 9 hereof.

                  "Person" shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Press Release" shall have the meaning set forth in paragraph
         (b) of Section 5 hereof.

                  "Securities" shall have the meaning set forth in paragraph
         (d)(iii) of Section 7 hereof.

                  "Series A Preferred Shares" shall have the meaning set forth in Section 1 hereof.

                  "Set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Trustees, the allocation of funds to be so


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         paid on any series or class of shares of beneficial interest of the
         Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series A Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

                  "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.

                  "Transaction" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

                  "Transfer Agent" means First Union National Bank of North Carolina, Charlotte, North Carolina, or such other agent or agents of the Trust as may be designated by the Board of Trustees or its designee as the transfer agent for the Series A Preferred Shares.

                  "Voting Preferred Shares" shall have the meaning set forth in
         Section 10 hereof.

                  SECTION 3. DIVIDENDS. (a) The holders of Series A Preferred Shares shall be entitled to receive, when, as and if authorized and declared by the Board of Trustees out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $3.25 per Series A Preferred Share (the "Annual Dividend Rate"). Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be assets of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized and declared by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series A Preferred Shares, as they appear on the stock records of the Trust at the close of business on such record dates, not more


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than 30 days preceding the applicable Dividend Payment Date (the "Dividend
Payment Record Date"), as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

                  (b) The amount of dividends payable for each full Dividend Period for the Series A Preferred Shares shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series A Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares that may be in arrears.

                  (c) So long as any Series A Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series A Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Shares and such Parity Shares.

                  (d) So long as any Series A Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an


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employee incentive or benefit plan of the Trust or any subsidiary, or as permitted under Article VI of the Declaration), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series A Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Shares and any Parity Shares.

                  SECTION 4. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series A Preferred Shares shall be entitled to receive Fifty Dollars ($50.00) per Series A Preferred Share (the "Liquidation Preference") plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series A Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Trust's assets (including, without limitation, the conversion of the Trust into an Umbrella Partnership REIT), shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

                  (b) Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series A Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in this Section 4,


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any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares shall not be entitled to share therein.

                  SECTION 5. REDEMPTION AT THE OPTION OF THE TRUST. (a) Except as otherwise permitted by Article VI of the Declaration, the Series A Preferred Shares shall not be redeemable by the Trust prior to April 1, 2001. On and after April 1, 2001, the Trust, at its option, may redeem the shares of Series A Preferred Shares, in whole or in part, as set forth herein, subject to the provisions described below.

                  (b) The Series A Preferred Shares may be redeemed, in whole or in part, at the option of the Trust, at any time, only if for 20 Trading Days within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the Common Shares on each of such 20 Trading Days exceeds $87.30. In order to exercise its redemption option, the Trust shall issue a press release announcing the redemption (the "Press Release") prior to the opening of business on the second Trading Day after the condition in the preceding sentence has, from time to time, been met. The Trust shall not issue a Press Release prior to February 1, 2001. The Press Release shall announce the redemption and set forth the number of Series A Preferred Shares that the Trust intends to redeem. The Redemption Date (which may not be before April 1, 2001) shall be selected by the Trust, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Trust issues the Press Release (the "Redemption Date").

                  (c) Upon redemption of Series A Preferred Shares by the Trust on the Redemption Date, each Series A Preferred Share so redeemed shall be converted into a number of Common Shares equal to the aggregate Liquidation Preference of the shares of Series A Preferred Shares being redeemed divided by the Conversion Price as of the opening of business on the Redemption Date.

                  Upon any redemption of Series A Preferred Shares, the Trust shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending or on prior to the Redemption Date. If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Shares at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series A Preferred Shares on the corresponding dividend payment date notwithstanding the redemption of such Series A Preferred Shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance


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for unpaid dividends, whether or not in arrears, on Series A Preferred Shares called for redemption or on the Common Shares issued upon such redemption.

                  (d) If full cumulative dividends on the Series A Preferred Shares and any other series or class or classes of Parity Shares of the Trust have not been paid or declared and set apart for payment, except as otherwise permitted under Article VI of the Declaration, the Series A Preferred Shares may not be redeemed in part and the Trust may not purchase, redeem or otherwise acquire Series A Preferred Shares or any Parity Shares other than in exchange for Junior Shares.

                  (e) If the Trust shall redeem shares of Series A Preferred Shares pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given not more than four Business Days after the date on which the Trust issues the Press Release to each holder of record of the Series A Preferred Shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Trust, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Trust elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series A Preferred Shares to be redeemed. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Redemption Date; (2) the number of Series A Preferred Shares to be redeemed and, if fewer than all the Series A Preferred Shares held by such holder are to be redeemed, the number of such Series A Preferred Shares to be redeemed from such holder; (3) the number of Common Shares to be issued with respect to each Series A Preferred Share; (4) the place or places at which certificates for such Series A Preferred Shares are to be surrendered for certificates representing Common Shares; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Redemption Date (unless the Trust shall fail to make available a number of Common Shares or amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series A Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and


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(iii) all rights of the holders thereof as holders of Series A Preferred Shares of the Trust shall cease (except the rights to receive the Common Shares and cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide Common Shares and cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, Common Shares and any cash necessary for such redemption, in trust, with irrevocable instructions that such Common Shares and cash be applied to the redemption of the Series A Preferred Shares so called for redemption. At the close of business on the Redemption Date, each holder of Series A Preferred Shares to be redeemed (unless the Trust defaults in the delivery of the Common Shares or cash payable on such Redemption Date) shall be deemed to be the record holder of the number of Common Shares into which such Series A Preferred Shares is to be redeemed, regardless of whether such holder has surrendered the certificates representing the Series A Preferred Shares. No interest shall accrue for the benefit of the holder of Series A Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

                  As promptly as practicable after the surrender in accordance with said notice of the certificates for any such Series A Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such Series A Preferred Shares shall be exchanged for certificates of Common Shares and any cash (without interest thereon) for which such Series A Preferred Shares have been redeemed. If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the Series A Preferred Shares to be redeemed shall be selected by the Trust from the outstanding Series A Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series A Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed Series A Preferred Shares shall be issued without cost to the holder thereof.


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                  (f) No fractional shares or scrip representing fractions of
Common Shares shall be issued upon redemption of a Series A Preferred Share. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the redemption of a share of Series A Preferred Shares, the Trust shall pay to the holder of such Series A Preferred Share an amount in cash (computed to the nearest cent) based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the Redemption Date. If more than one Series A Preferred Share shall be surrendered for redemption at one time by the same holder, the number of full Common Shares issuable upon redemption thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

                  (g) The Trust covenants that any Common Shares issued upon redemption of the Series A Preferred Shares shall be validly issued, fully paid and non-assessable. The Trust shall endeavor to list the Common Shares required to be delivered upon redemption of the Series A Preferred Shares, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

                  The Trust shall endeavor to take any action necessary to ensure that any Common Shares issued upon the redemption of Series A Preferred Shares are freely transferable and not subject to any resale restrictions under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities or blue sky laws (other than any Common Shares issued upon redemption of any Series A Preferred Shares that are held by an "affiliate" (as defined in Rule 144 under the Act) of the Trust).

                  SECTION 6.  REACQUIRED SHARES TO BE RETIRED.

                  All Series A Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

                  SECTION 7.  CONVERSION.

                  Holders of Series A Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

                  (a) Subject to and upon compliance with the provisions of this
Section 7, a holder of Series A Preferred Shares shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such Series A Preferred Shares by the Conversion Price (as in effect at the time and on the date


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provided for in the last paragraph of paragraph (b) of this Section 7) by surrendering such Series A Preferred Shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 7; provided, however, that the right to convert Series A Preferred Shares called for redemption pursuant to Section 5 hereof shall terminate at the close of business on the Redemption Date fixed for such redemption, unless the Trust shall default in making payment of the Common Shares and any cash payable upon such redemption under Section 5 hereof.

                  (b) In order to exercise the conversion right, the holder of each Series A Preferred Share to be converted shall surrender the certificate representing such Series A Preferred Share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series A Preferred Shares. Unless the Common Shares issuable on conversion are to be issued in the same name as the name in which such Series A Preferred Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

                  Holders of Series A Preferred Shares at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such Series A Preferred Shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Payment Record Date and prior to such Dividend Payment Date. However, Series A Preferred Shares surrendered for conversion during the period between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date (except Series A Preferred Shares converted after the issuance of a notice of redemption with respect to a Redemption Date during such period or coinciding with such Dividend Payment Date, such Series A Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such Series A Preferred Shares on such Dividend Payment Date. A holder of Series A Preferred Shares on a Dividend Payment Record Date who (or whose transferees) tenders any such Series A Preferred Shares for conversion into Common Shares on such Dividend Payment Date will receive the dividend payable by the Trust on such Series A Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series A Preferred Shares for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in


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
arrears, on converted Series A Preferred Shares or for dividends on the Common Shares issued upon such conversion.

                  As promptly as practicable after the surrender of certificates for Series A Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

                  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series A Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such Series A Preferred Shares) received by the Trust as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the stock transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Series A Preferred Shares shall have been surrendered and such notice received by the Trust.

                  (c) No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series A Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series A Preferred Share, the Trust shall pay to the holder of such Series A Preferred Share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series A Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

                  (d) The Conversion Price shall be adjusted from time to time as follows:

                  (i) If the Trust shall after the Issue Date (A) pay a dividend or make a distribution on its shares of beneficial interest in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares of beneficial interest by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series A Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series A Preferred Shares been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately upon the opening of business on the day next following the record date (subject to paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                  (ii) If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights, options or warrants for Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately upon the opening of business on the day next following such record date (subject to paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than such Fair Market Value, there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer or the Board of Trustees, whose determination shall be conclusive.

                  (iii) If the Trust shall distribute to all holders of its Common Shares any shares of beneficial interest of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding cash dividends or distributions paid out of assets based upon a fair valuation of the assets, in excess of the sum of the liabilities of the trust and the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Trust and its consolidated subsidiaries available at the time of the declaration of the dividend or distribution) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Shares on the record date mentioned below less the then fair market value (as determined by the Chief Executive Officer or the Board of Trustees, whose determination shall be conclusive) of the portion of the shares of beneficial interest or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per share of the Common Shares on the record date mentioned below. Such adjustment shall become effective immediately upon the opening of business on the day next following (subject to paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is required to be distributed with each Common Share delivered to a Person converting a Series A Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); provided that on the date, if any, on which a person converting a Series A Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

                  The occurrence of a distribution or the occurrence of any other event as a result of which holders of Series A Preferred Shares shall not be entitled to receive rights, including exchange rights (the "Rights"), pursuant to any shareholders protective rights agreement (the "Agreement") that may be adopted by the Trust as if such holders had converted such shares into Common Shares immediately prior to the occurrence of such distribution or event shall not be deemed a distribution of Securities for the purposes of any Conversion Price adjustment pursuant to this subparagraph (iii) or otherwise give rise to any Conversion Price adjustment pursuant to this Section 7; provided, however, that in lieu of any adjustment to the Conversion Price as a result of any such a distribution or occurrence, the Trust shall make provision so that Rights, to the extent issuable at the time of conversion of any Series A Preferred Shares into Common Shares, shall issue and attach to such Common Shares then issued upon conversion in the amount and manner and to the extent and as provided in the Agreement in respect of issuances at the time of Common Shares other than upon conversion.

                  (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 7, the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 7 shall be made to the nearest cent with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Trust to its shareholders shall not be taxable.

                  (e) If the Trust shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Trust's assets or recapitalization of the Common Shares and excluding any transaction as to which subparagraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Shares shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series A Preferred Share that is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series A Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such

Transaction is not the same for each Common Share of the Trust held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph
(e), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Shares that will contain provisions enabling the holders of the Series A Preferred Shares that remain outstanding after such Transaction to convert their Series A Preferred Shares into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

         (f)      If:

                  (i) the Trust shall declare a dividend (or any other distribution) on the Common Shares (other than in cash out of assets, based on a fair valuation of assets, in excess of the sum of the liabilities of the trust and the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Trust and its consolidated subsidiaries available at the time of the declaration of the dividend or distribution); or

                  (ii) the Trust shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants (other than Rights to which the second paragraph of subparagraph (d)(iii) of this
         Section 7 applies); or

                  (iii) there shall be any reclassification of the Common Shares (other than an event to which subparagraph (d) (i) of this Section 7 applies) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Trust as an entirety and for which approval of any shareholders of the Trust is required; or

                  (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust,

then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series A Preferred Shares at their addresses as shown on the stock records of the Trust, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

                  (g) Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holders of each Series A Preferred Share at such holder's last address as shown on the stock records of the Trust.

                  (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Trust may defer until the occurrence of such event
(A) issuing to the holder of any Series A Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

                  (i) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of beneficial interest of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this
Section 7, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

                  (j) If the Trust shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Board of Trustees would materially adversely affect the conversion rights of the holders of the Series A Preferred Shares, the Conversion Price for the Series A Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

                  (k) The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series A Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series A Preferred Shares not theretofore converted. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                  The Trust further covenants that any Common Shares issued upon conversion of the Series A Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series A Preferred Shares, the Trust shall take any corporate action that, in the opinion of its counsel, may be necessary in order that the Trust may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Conversion Price.

                  The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series A Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

                  Prior to the delivery of any securities that the Trust shall be obligated to deliver upon conversion of the Series A Preferred Shares, the Trust shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

                  (l) The Trust shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series A Preferred Shares pursuant hereto; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any Common Shares or other securities or property in a name other than that of the holder of the Series A Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

                  SECTION 8. PERMISSIBLE DISTRIBUTIONS. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of beneficial interest whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Trust's total liabilities.

                  SECTION 9. RANKING. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

                  (a) prior to the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares;

                  (b) on a parity with the Series A Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of such class of stock or series and the Series A Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"); and

                  (c) junior to the Series A Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Shares or if the holders of Series A Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series, and such stock or series shall not in either case rank prior to the Series A Preferred Shares.

                  SECTION 10. VOTING. Except as otherwise set forth herein, the Series A Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

                  If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series A Preferred Shares, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the "Voting Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of Series A Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series A Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number trustees constituting the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series A Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series A Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series A Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series A Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series A Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                  So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by the Declaration, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series A Preferred Shares and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                           (a) Any amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Shares or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Declaration so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series A Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Shares and (ii) any filing with the State Department of

         Assessments and Taxation of Maryland by the Trust in connection with a merger, consolidation or sale of all or substantially all of the assets of the Trust shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary; and provided further, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series A Preferred Shares or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series A Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

                           (b) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series A Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series A Preferred Shares or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series A Preferred Shares or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with
Section 5 hereof.

                  For purposes of the foregoing provisions of this Section 10, each Series A Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Preferred Shares and such other series shall have with respect to such matters one (1) vote per $50.00 of stated liquidation preference.

                  SECTION 11. RECORD HOLDERS. The Trust and the Transfer Agent may deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

                  SECTION 12. RESTRICTIONS ON OWNERSHIP AND TRANSFER. The Series A Preferred Shares constitute Preferred Stock, and Preferred Stock constitutes Equity Stock of the Trust. Therefore, the Series A Preferred Shares, being Equity Stock, are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to Equity Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to Equity Stock. The foregoing sentence shall not be construed to limit the applicability to the Series A Preferred Shares of any other term or provision of the Declaration.


                  SECOND: The Shares have been classified and designated by the Board of Trustees under the authority contained in the Declaration.


                  THIRD: These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.


                  FOURTH: Each of the undersigned acknowledges these Articles Supplementary to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                  IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be executed by a majority of its entire Board of Trustees on this 5th day of April, 1997.



                                            /s/ Steven Roth
                                            ------------------------------------
                                            Steven Roth, Trustee



                                            /s/ Michael D. Fascitelli
                                            ------------------------------------
                                            Michael D. Fascitelli, Trustee



                                            /s/ David Mandelbaum
                                            ------------------------------------
                                            David Mandelbaum, Trustee



                                            /s/ Stanley Simon
                                            ------------------------------------
                                            Stanley Simon, Trustee



                                            /s/ Richard R. West
                                            ------------------------------------
                                            Richard R. West, Trustee



                                            /s/ Ronald G. Targan
                                            ------------------------------------
                                            Ronald G. Targan, Trustee



                                            /s/ Russell B. Wight, Jr.
                                            ------------------------------------
                                            Russell B. Wight, Jr., Trustee